SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2003

Metawave Communications Corporation
 (Exact name of Registrant as specified in its charter)

Delaware	0-24673	91-1673152
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15231 NE 95th Street
Redmond, WA 98052
 (Address of principal executive offices)(zip code)

(425) 702-5600
 (Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

        Metawave Communications Corporation, a Delaware corporation (“Metawave Communications”), has filed its monthly operating report for the month of July 2003 (the “Monthly Report”) with the United States Bankruptcy Court for the Western District of Washington in Case No. 03-11272, portions of which are attached hereto as Exhibit 99.1. The Monthly Report was filed pursuant to Rule 2015 under the United States Bankruptcy Code, in connection with Metawave Communication’s voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code.

         The Company cautions readers not to place undue reliance upon the information contained in the Monthly Report. The Monthly Report contains information that has not been audited or reviewed by independent accountants, is limited in scope, covers a limited time period and is in a format prescribed by the applicable bankruptcy laws, which does not represent financial information in accordance with generally accepted accounting principles. There can be no assurance that the Monthly Report is complete. Opening amounts on the UST-12, Comparative Balance Sheet were established as estimated recoverable values and estimated claims payable at the time of the Company's bankruptcy filing (January 31, 2003). The Monthly Report also contains information for periods different from those contained in the Company's reports pursuant to the Securities Exchange Act of 1934, as amended. The Company undertakes no obligation to update or revise the Monthly Report.

Item 7.                Financial Statements and Exhibits

(c) Exhibits. 99.1 Monthly Bankruptcy Report for the month of July 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METAWAVE COMMUNICATIONS CORPORATION (Registrant)

Date: August 26, 2003	By: /s/ Randy Scheer Randy Scheer Vice President of Finance

INDEX TO EXHIBITS
Exhibit Number	Description
99.1	Monthly Bankruptcy Report for the month of July 2003.

Exhibit 99.1

Metawave Communications Corporation
UST-12, Comparative Balance Sheet
Case Number 03-11272

	June 30, 2003	July 31, 2003
ASSETS
Current Assets
Cash	2,946,896	2,575,017
Accounts Receivable (net)	22,000	21,700

Other Current Assets
Inventory	50,000	10,000
Insurance Recovery Receivable	557,027	557,027
Other Receivables	185,589	156,381
Prepaid Insurance	20,551	49,300
Prepaid Legal Expenses	55,000	-
Total Other Current Assets	868,167	772,708
Total Current Assets	3,837,062	3,369,424
Fixed Assets
Equipment	40,000	30,000
Patents	1,040,000	1,040,000
Total Fixed Assets	1,080,000	1,070,000
Other Assets
Rent Deposits	6,800	6,800
TOTAL ASSETS	4,923,862	4,446,224

LIABILITIES AND EQUITY
Liabilities
Post-Petition Liabilities
Accounts Payable
Post - Accounts Payable	7,343	6,957
Post - Accrued Legal Expense	464,862	206,426
Post - Deferred Revenue	-	-
Post - Employee Benefits	2,673	634
Post - Payroll & Bonus Payable	26,834	35,084
Post - Taxes Payable	5,663	-
Total Post-Petition Liabilities	507,374	249,101

Pre-Petiton Liabilities
Unsecured Debt	1,471,494	1,471,494
Priority Debt
Employee Benefits	2,667	2,667
Taxes	586,471	586,471
Wages	61,060	61,060
Priority Debt	650,198	650,198
Secured Debt	472,027	472,027
Total Pre-Petition Liabilities	2,593,719	2,593,719
Total Liabilities	3,101,093	2,842,820

Equity
Preferred	20,000,074	20,000,074
Capital Stock	340,460,278	340,460,278
Opening Bal Equity	(358,637,582)	(358,856,948)
Total Equity	1,822,769	1,603,404
TOTAL LIABILITIES AND EQUITY	4,923,862	4,446,224

Metawave Communications Corporation
UST-13, Comparative Income Statement
Case Number 03-11272

	June 2003	July 2003
Sales	-	-
Cost of Goods Sold	-	-
Gross Profit	-	-
Other Operating Expenses
Officers' Salaries	54,207	59,198
Other Salaries	15,344	20,944
Employee Benefits/Payroll Taxes	88	5,414
Insurance	-	-
Rent	9,001	9,011
General and Administrative	76,666	125,740
Total Other Operating Expenses	155,306	220,306
Net Operating Loss	(155,306)	(220,306)
Other Income	1,216	850
Gain on Change in Accounting Estimate - Accrued Warranty Payable	-	-
Gain on Sale of Assets	15,510	90
Loss on Change in Accounting Estimate - Insurance Recovery Receivable	-	-
Gain/Loss from Termination of Lease Agreements	30,069	-
Net Income(Loss)	(108,511)	(219,365)